EXHIBIT 99.1

PROS Holdings, Inc. Announces Updated Fourth Quarter and Full Year 2021 Guidance and Date of Fourth Quarter and Full Year 2021
Financial Results Release, Conference Call, and Webcast

HOUSTON, January 13, 2022 – PROS® (NYSE: PRO), a provider of SaaS solutions optimizing shopping and selling experiences, today announced updated fourth quarter and full year 2021 guidance and the fourth quarter and full year 2021 financial results release date.
Fourth Quarter and Full Year 2021 Financial Outlook
PROS currently anticipates the following based on an estimated 44.4 million basic weighted average shares outstanding for the fourth quarter of 2021 and a 22% non-GAAP estimated tax rate for the fourth quarter and full year 2021. This updated guidance is inclusive of EveryMundo, which was acquired by PROS on November 30, 2021.

	Q4 2021 Guidance	v. Q4 2020 at Mid-Point	Full Year 2021 Guidance	v. Prior Year at Mid-Point
Total Revenue	$64.0 to $64.5	6%	$250.4 to $250.9	(1)%
Subscription Revenue	$46.0 to $46.5	8%	$177.0 to $177.5	4%
ARR (Constant Currency)	n/a	n/a	$228.5 to $229.0	9%
Non-GAAP Loss Per Share	$(0.19) to $(0.18)	$(0.05)	n/a	n/a
Adjusted EBITDA	$(7.7) to $(7.2)	$(3.3)	$(26.1) to $(25.6)	$1.7
Free Cash Flow	n/a	n/a	$(22.0) to $(21.0)	$31.8
Fourth Quarter and Full Year 2021 Release Date
PROS will release its financial results for the fourth quarter and full year ended December 31, 2021 after the U.S. financial markets close on Thursday, February 10, 2022.
PROS will host a conference call on Thursday, February 10, 2022 at 4:45 p.m. EDT to discuss the company’s financial results and business outlook. To access this call, dial 1-877-407-9039 (toll-free) or 1-201-689-8470.
The live and archived webcasts of this call can be accessed under the “Investor Relations” section of the Company’s website at www.pros.com. A telephone replay will be available until Thursday February 24, 2022, 11:59 PM EDT at 1-844-512-2921 (toll-free) or 1-412-317-6671 using the pass code 13725919.

About PROS
PROS Holdings, Inc. (NYSE: PRO) is a leading provider of SaaS solutions that optimize shopping and selling experiences. Built on the PROS Platform, these intelligent solutions leverage business AI, intuitive user experiences and process automation to deliver frictionless, personalized purchasing experiences designed to meet the real-time demands of today’s B2B and B2C omnichannel shoppers, regardless of industry. To learn more, visit www.pros.com.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the business impact and duration of the coronavirus (COVID-19)

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pandemic; our financial outlook; expectations; ability to achieve future growth and profitability; management's confidence and optimism; positioning; customer successes; demand for our software solutions; pipeline; business expansion; revenue; subscription revenue; ARR; non-GAAP loss per share; adjusted EBITDA; free cash flow; shares outstanding and effective tax rate. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include, among others, risks related to: (a) the impact of the COVID-19 pandemic, such as the scope and duration of the outbreak and, among other effects, the timeframe for recovery of the travel industry, (b) cyberattacks, data breaches and breaches of security measures within our products, systems and infrastructure or products, systems and infrastructure of third parties upon whom we rely, (c) increasing business from customers and maintaining subscription renewal rates, (d) managing our growth effectively, (e) disruptions from our third party data center, software, data, and other unrelated service providers, (f) implementing our solutions, (g) cloud operations, (h) intellectual property and third-party software, (i) acquiring and integrating businesses and/or technologies, (j) catastrophic events, (k) operating globally, including economic and commercial disruptions, (l) potential downturns in sales, (m) software innovation, (n) competition, (o) market acceptance of our software innovations, (p) maintaining our corporate culture, (q) personnel risks including loss of any key employees, (r) expanding and training our direct and indirect sales force, (s) evolving data privacy, cyber security and data localization laws, (t) our debt repayment obligations, (u) the timing of revenue recognition and cash flow from operations, (v) migrating customers to our latest cloud solutions, and (w) returning to profitability. Additional information relating to the risks and uncertainties affecting our business is contained in our filings with the SEC. These forward-looking statements represent our expectations as of the date hereof. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain non-GAAP financial measures, including non-GAAP gross profit and margin, non-GAAP income (loss) from operations or non-GAAP operating loss, annual recurring revenue, adjusted EBITDA, free cash flow, non-GAAP subscription revenue, non-GAAP tax rate, non-GAAP net income (loss) or non-GAAP net loss, and diluted earnings (loss) per share or non-GAAP net loss per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance and cloud transition. Non-GAAP gross margin can be compared to gross margin which can be calculated from the condensed consolidated statements of income (loss) by dividing gross profit by total revenue. Non-GAAP gross margin is similarly calculated but first adds back to gross profit the portion of certain of the non-GAAP adjustments described below attributable to cost of revenue. Non-GAAP subscription margin can be compared to subscription margin which can be calculated from the condensed consolidated statements of income (loss) by dividing subscription gross profit (subscription revenue minus subscription cost) by subscription revenue. Non-GAAP subscription margin is similarly calculated but first subtracts out from subscription cost the portion of certain of the non-GAAP adjustments described below attributable to cost of subscription. These items and amounts are presented in the Supplemental Schedule of Non-GAAP Financial Measures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these

EXHIBIT 99.1

non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release, and can be found, along with other financial information, in the investor relations portion of our website. PROS' use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS' industry. PROS has also provided in this release certain forward-looking non-GAAP financial measures, including non-GAAP income (loss) from operations, annual recurring revenue, non-GAAP loss per share, adjusted EBITDA, free cash flow, non-GAAP tax rates, and calculated billings (collectively the "non-GAAP financial measures") as follows:
Non-GAAP income (loss) from operations: Non-GAAP income (loss) from operations excludes the impact of share-based compensation, amortization of acquisition-related intangibles and new headquarters noncash rent expense. Non-GAAP income (loss) from operations excludes the following items from non-GAAP estimates:
•Share-Based Compensation: Although share-based compensation is an important aspect of compensation for our employees and executives, our share-based compensation expense can vary because of changes in our stock price and market conditions at the time of grant, varying valuation methodologies, and the variety of award types. Since share-based compensation expense can vary for reasons that are generally unrelated to our performance during any particular period, we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude share-based compensation in order to better understand our business performance and allow investors to compare our operating results with peer companies.
•Amortization of Acquisition-Related Intangibles:  We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
•New Headquarters Noncash Rent Expense: Noncash rent expense is related to our new corporate headquarters and is incurred prior to occupation of this facility. These amounts are unrelated to our core performance during any particular period and we believe this could make it difficult for investors to compare our current financial results to previous and future periods. Therefore, we believe it is useful to exclude the noncash rent expense on the preoccupied new headquarters in order for investors to better understand our business performance and allow investors to compare our operating results with peer companies.
Non-GAAP loss per share: Non-GAAP net income (loss) excludes the items listed above as excluded from non-GAAP income (loss) from operations and also excludes amortization of debt discount and issuance costs and the taxes related to these items and the items excluded from non-GAAP income (loss) from operations. Estimates of non-GAAP loss per share are calculated by dividing estimates for non-GAAP loss by our estimate of shares outstanding for the future period. In addition to the items listed above as excluded from non-GAAP income (loss) from operations, non-GAAP net income (loss) excludes the following items from non-GAAP estimates:

EXHIBIT 99.1

•Amortization of Debt Discount and Issuance Costs: Amortization of debt discount and issuance costs are related to our convertible notes. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.
•Taxes: We exclude the tax consequences associated with non-GAAP items to provide investors with a useful comparison of our operating results to prior periods and to our peer companies because such amounts can vary significantly. In the fourth quarter of 2014, we concluded that it is more likely than not that we will be unable to fully realize our deferred tax assets and accordingly, established a valuation allowance against those assets. The ongoing impact of the valuation allowance on our non-GAAP effective tax rate has been eliminated to allow investors to better understand our business performance and compare our operating results with peer companies.
Annual Recurring Revenue: Annual Recurring Revenue ("ARR") is used to assess the trajectory of our cloud business. ARR means, as of a specified date, the contracted recurring revenue, including contracts with a future start date, together with annualized overage fees incurred above contracted minimum transactions, and excluding perpetual and term license agreements recognized as license revenue in accordance with GAAP. ARR should be viewed independently of revenue and any other GAAP measure.
Non-GAAP Tax Rate: The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the impact of the excluded non-GAAP items.
Adjusted EBITDA: Adjusted EBITDA is defined as GAAP net income (loss) before interest expense, provision for income taxes, depreciation and amortization, as adjusted to eliminate the effect of stock-based compensation cost, amortization of acquisition-related intangibles, depreciation and amortization, new headquarters noncash rent expense, and capitalized internal-use software development costs. Adjusted EBITDA should not be considered as an alternative to net income (loss) as an indicator of our operating performance.
Free Cash Flow: Free cash flow is a non-GAAP financial measure which is defined as net cash provided by (used in) operating activities, less capital expenditures (excluding expenditures for PROS new headquarters), purchases of other (non-acquisition-related) intangible assets and capitalized internal-use software development costs.
These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

PROS Investor Relations Contact:
Belinda Overdeput
713-335-5895
ir@pros.com

PROS Media Relations Contact:
Amy Williams
713-335-5978
awilliams@pros.com

EXHIBIT 99.1

Pros Holdings, Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

Guidance
	Q4 2021 Guidance		Full Year 2021 Guidance
	Low	High	Low	High
Adjusted EBITDA
GAAP Loss from Operations (1)	$(20,000)	$(19,500)	$(72,700)	$(72,200)
Amortization of acquisition-related intangibles (1)	800	800	3,400	3,400
Share-based compensation	9,700	9,700	35,100	35,100
Depreciation and other amortization	1,800	1,800	8,100	8,100
Adjusted EBITDA	$(7,700)	$(7,200)	$(26,100)	$(25,600)

(1)GAAP Loss from Operations excludes the impact of amortization of acquisition-related intangibles associated with the EveryMundo acquisition.